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                                                                      Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated 12 March 2002 relating to the financial statements of GlaxoSmithKline plc, which appears in GlaxoSmithKline plc's Annual Report on Form 20-F for the year ended 31 December 2001.




/s/

PricewaterhouseCoopers

Southwark Towers
London, England
3 October 2002